Exhibit 10.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) dated as of March 12, 2012, executed and delivered by each of the undersigned parties identified as “Pledgors” on the signature pages hereto and the other Persons who may become Pledgors hereunder pursuant to the execution and delivery of a Pledge Agreement Supplement substantially in the form of Annex 1 hereto (each a “Pledgor” and collectively, the “Pledgors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Select Income REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (collectively, the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Issuing Bank and the Lenders (the Administrative Agent, the Issuing Bank and the Lenders, each individually a “Secured Party” and collectively, the “Secured Parties”)

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent, the Issuing Bank and the Lenders have agreed to make available to the Borrower certain financial accommodations on terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the other Pledgors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders;

WHEREAS, each Pledgor acknowledges that it will receive direct and indirect benefits from the Lenders and the Administrative Agent making such financial accommodations available to the Borrower under the Credit Agreement;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and to the Administrative Agent’s and the other Secured Parties’ making such financial accommodations available to the Borrower under the Credit Agreement that the Pledgors execute and deliver this Agreement, among other things, to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in the Collateral as security for the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.  Pledge.  As security for the prompt performance and payment in full of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent, for its own benefit and for the benefit of the other Secured Parties, and grants to the Administrative Agent, for its own benefit and for the benefit of the other Secured Parties, a security interest in, all of such Pledgor’s right, title and interest in, to and under the following (collectively, the “Pledged Collateral”):

(a)                                  the Pledged Interests;

(b)                                 all distributions, cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof to which such Pledgor shall at any time be entitled in respect of the Pledged Interests;

(c)                                  all other payments due or to become due to such Pledgor in respect of any of the foregoing;

(d)                                 all of such Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of any of the foregoing;

(e)                                  all of such Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of such Pledgor relating to any of the foregoing including, without limitation, any power to (i) terminate, cancel or modify any agreement, (ii) execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations, (iv) exercise any election (including, but not limited to, election of remedies), (v) exercise any “put”, right of first offer or first refusal, or other option, (vi) exercise any right of redemption or repurchase, (vii) give or receive any notice, consent, amendment, waiver or approval, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, or other instruments or orders, (x) file any claims and to take any action in connection with any of the foregoing, or (xi) otherwise act as if such Pledgor were the absolute owner of such Pledged Interests and all rights associated therewith;

(f)                                    all certificates and instruments representing or evidencing any of the foregoing;

(g)                                 all other property hereafter delivered in substitution for or in addition to any of the foregoing;

(h)                                 all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and

(i)                                     all Proceeds of any of the foregoing.

Section 2.  Representations and Warranties.  Each Pledgor hereby represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a)                                  Title and Liens.  Such Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral of such Pledgor. None of the Pledged Collateral is subject to any adverse claim or other Lien (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (h) of the definition of the term “Permitted Liens”).  No Person has control (as provided in Article 8 of the UCC) of any of the Pledged Collateral other than the Administrative Agent.

(b)                                 Authorization.  Such Pledgor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms.  The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval or violate any Applicable Law relating to such Pledgor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such Pledgor, or any indenture, agreement or other instrument to which such Pledgor is a party or by which it or any of the Pledged Collateral of such Pledgor or its other property may be bound; or (iii) other than pursuant to this Agreement, result in or require the creation or imposition of any Lien upon or with respect to any of the Pledged Collateral of such Pledgor or such Pledgor’s other property whether now owned or hereafter acquired.

(c)                                  Validity and Perfection of Security Interest.  This Agreement is effective to create in favor of the Administrative Agent, for the benefit of the other Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral.  Such security interest will be perfected (i) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Pledged Collateral is delivered to the Administrative Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Pledged Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors or when control is established by the Administrative Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Pledged Collateral that is not a “security” (as such term is defined in the UCC) but is of a type of property as to which perfection may be obtained by filing a UCC financing statement, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors.

(d)                                 Pledged Equity Interests.  The information set forth on Schedule 1 attached hereto with respect to the Pledged Interests of such Pledgor is true and correct.

(e)                                  Name, Organization, Etc.  Such Pledgor’s exact legal name, type of legal entity, jurisdiction of formation, organizational identification number and location of its chief executive office are as set forth on Schedule 1 attached hereto.  Except as set forth on such Schedule, since the date of such Pledgor’s formation, such Pledgor has not changed its name or merged with or otherwise combined its business with any other Person.

(f)                                    Validly Issued, etc.  All of the Pledged Interests have been duly authorized, are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights of any Person.

(g)                                 Interests in Partnerships and LLCs.  None of the Pledged Interests consisting of an interest in a partnership or in a limited liability company (i) is dealt in or traded on a securities exchange or in securities markets, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, or (iv) constitutes a financial asset.

Section 3.  Covenants.  Each Pledgor hereby unconditionally covenants and agrees as follows:

(a)                                  No Liens; No Sale of Pledged Collateral.  Such Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (h) of the definition of “Permitted Liens”) on any of the Pledged Collateral (or any interest therein) or sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein) except as permitted under Section 9.4. of the Credit Agreement.

(b)                                 Change of Name, Etc.  Without giving the Administrative Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, such Pledgor shall not: (i) change its name; (ii) reorganize or otherwise become formed under the laws of another jurisdiction or (iii) become bound by a security agreement of another Person under Section 9-203(d) of the UCC.

(c)                                  Defense of Title.  Such Pledgor will warrant and defend its title to and ownership of the Pledged Collateral of such Pledgor, at its sole cost and expense, against the claims of all Persons.

(d)                                 Delivery of Certificates, Etc.  If such Pledgor shall receive any certificate (including, without limitation, any certificate representing a stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise), instrument or document representing any Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Pledgor shall hold the same in trust for the Administrative Agent and the other Secured Parties and promptly deliver the same to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate (or other appropriate instrument of transfer) duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms of this Agreement, as Pledged Collateral.

(e)                                  Uncertificated Securities.  With respect to any Pledged Collateral of such Pledgor that constitutes a security and is not represented or evidenced by a certificate or instrument, such Pledgor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in writing with the Administrative Agent and such Pledgor that such Issuer will comply with the instructions with respect to such security originated by the Administrative Agent without further consent of such Pledgor.

(f)                                    Additional Shares.  Such Pledgor shall not permit any Issuer to issue any additional Equity Interests unless such Equity Interests are pledged hereunder as provided herein.  Further, such Pledgor shall not permit any Issuer to amend or modify its articles or certificate of incorporation, articles of organization, certificate of limited partnership, by-laws, operating agreement, partnership agreement or other comparable organizational instrument in a manner which would adversely affect the voting, liquidation, preference or other similar rights of any holder of the Equity Interests pledged hereunder.

(g)                                 Issuer Acknowledgment.  Such Pledgor shall, upon the Administrative Agent’s request therefor, cause each Issuer of its Pledged Collateral and which Issuer is not a Pledgor itself, to execute and deliver to the Administrative Agent an Acknowledgment and Consent substantially in the form of Schedule 2 attached hereto.

(h)                                 Investment Property.  Such Pledgor shall not, and shall not allow any Issuer of any Pledged Collateral, to the extent such Issuer is a limited liability company or a partnership to, elect that the Pledged Interests, except as directed or requested by the Administrative Agent, be securities governed by Article 8 of the Uniform Commercial Code.

Section 4.  Registration in Nominee Name, Denominations.  If an Event of Default exists, the Administrative Agent shall have the right (in its sole and absolute discretion) to hold any Equity Interests which are part of the Pledged Collateral in its own name as pledgee, the name of its nominee (as Administrative Agent or as sub-agent) or the name of the Pledgor thereof, endorsed or assigned in blank or in favor of the Administrative Agent.  Such Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to any such Equity Interests constituting Pledged Collateral registered in the name of such Pledgor.

Section 5.  Voting Rights; Dividends, etc.

(a)                                  So long as no Event of Default exists:

(i)                                     each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of any of the Loan Documents or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that no Pledgor shall exercise, or refrain from exercising, any such right or power if any such action would have a material adverse effect on the value of such Pledged Collateral in the reasonable judgment of the Administrative Agent; and

(ii)                                  each Pledgor shall be entitled to retain and use, free of any Lien in favor of the Administrative Agent or any Secured Party, any and all cash distributions paid on the Pledged Collateral, but any and all distributions in property and distributions in the nature of a liquidating distribution or return of capital, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Administrative Agent to be held as collateral subject to the terms and conditions of this Agreement.

The Administrative Agent agrees promptly upon request to deliver to the applicable Pledgor all distributions paid on the Pledged Collateral received by it that such Pledgor is entitled to receive pursuant to clause (ii) above, and the Administrative Agent agrees to execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the distributions and other amounts which such Pledgor is authorized to retain pursuant to clause (ii) above.

(b)                                 If an Event of Default exists, then upon written notice to the Pledgors, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which the Pledgors are entitled to exercise pursuant to subsection (a)(i) above and/or to receive the distributions and other amounts which the Pledgors are authorized to receive and retain pursuant to subsection (a)(ii) above shall cease (other than in respect of distributions that are permitted to be paid following an Event of Default (as defined in the Credit Agreement) pursuant to Section 9.1.(i) of the Credit Agreement (such distributions, “Permitted Distributions”), and all such rights thereupon shall become immediately vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the distributions and other amounts which the Pledgors shall otherwise be authorized to retain pursuant to subsection (a)(ii) above (other than Permitted Distributions, which shall continue to be permitted to be retained and then paid by the applicable Pledgor).  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (b) shall be retained by the Administrative Agent as additional collateral hereunder and shall be applied in accordance with the provisions of Section 8 of this Agreement.  If any Pledgor shall receive any distributions or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Administrative Agent and the other Secured Parties, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Administrative Agent in the identical form received, together with any necessary endorsements.

Section 6.  Event of Default Defined.  For purposes of this Agreement, “Event of Default” shall mean any of the following events, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body: (i) the failure of any Pledgor to comply with any of the terms and provisions of this Agreement; (ii) the occurrence of an “Event of Default” as such term is defined in the Credit Agreement; or (iii) any action is taken by the Issuer of any Pledged Interests or the members, partners, shareholders, managers or trustees thereof to amend or modify the Organizational Documents in a manner that could reasonably be expected to be adverse to the interests of the Administrative Agent or the other Secured Parties in any material respect.

Section 7.  Remedies upon Default.

(a)                                  In addition to any right or remedy that the Administrative Agent or any of the other Secured Parties may have under the Credit Agreement or any other Loan Document or otherwise under Applicable Law, if an Event of Default shall exist, the Administrative Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Administrative Agent in its reasonable discretion shall deem appropriate.  The Administrative Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which such Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least 10 days’ prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification.  Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice or publication (if any) of such sale.  At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine in its sole and absolute discretion.  Neither the Administrative Agent nor any of the other Secured Parties shall be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Administrative Agent nor any of the other Secured Parties shall incur any liability to any Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.  At any public sale made pursuant to this Agreement, the Administrative Agent or any of the other Secured Parties and any other holder of any of the Secured Obligations, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or any of the other Secured Parties from any Pledgor as a credit against the purchase price, and the Administrative Agent and the Lenders may, upon compliance with the terms of sale and to the extent permitted by Applicable Law, hold, retain and dispose of such property without further accountability to any Pledgor therefor.  For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided.  Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

(b)                                 In addition to exercising the power of sale herein conferred upon it, the Administrative Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c)                                  The rights and remedies of the Administrative Agent and the other Secured Parties under this Agreement are cumulative and not exclusive of any rights or remedies which they would otherwise have.

Section 8.  Application of Proceeds of Sale and Cash.  The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Administrative Agent or any of the other Secured Parties under the provisions of this Agreement, shall be applied in accordance with Section 10.5. of the Credit Agreement.

Section 9.  Administrative Agent Appointed Attorney-in-Fact.  Each Pledgor hereby constitutes and appoints the Administrative Agent as the attorney-in-fact of such Pledgor with full power of substitution either in the Administrative Agent’s name or in the name of such Pledgor to do any of the following: (a) to perform on behalf of the Pledgor any obligation of such Pledgor to the Administrative Agent or the other Secured Parties hereunder ; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Administrative Agent’s security interest in the Pledged Collateral; (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, reasonably deemed by the Administrative Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided, however, that the Administrative Agent may exercise its rights under the immediately clauses (a), (e) (f) and (g) only if an Event of Default exists.  Nothing herein contained shall be construed as requiring or obligating the Administrative Agent or the other Secured Parties to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Administrative Agent or of the other Secured Parties or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Administrative Agent or any of the other Secured Parties.  The power of attorney granted herein is irrevocable and coupled with an interest.

Section 10.  Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to ensure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall be responsible for preservation of all rights of such Pledgor in the Pledged Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 11.  Reimbursement of Administrative Agent.  Each Pledgor agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Administrative Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder, or (d) the failure by such Pledgor to perform or observe any of the provisions hereof.  Any such amounts payable as provided hereunder shall be Secured Obligations.

Section 12.  Further Assurances.  Each Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Administrative Agent’s reasonable discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral, or to enable the Administrative Agent or the other Secured Parties to exercise or enforce their respective rights hereunder, including without limitation (a) delivering to the Administrative Agent, endorsed or accompanied by such instruments of assignment as the Administrative Agent may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Administrative Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder.  Each Pledgor agrees to take, and authorizes the Administrative Agent to take on such Pledgor’s behalf, any or all of the following actions with respect to any Pledged Collateral as the Administrative Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Administrative Agent to enforce their respective rights and remedies hereunder: (i) to register in the name of the Administrative Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Administrative Agent any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Administrative Agent a quantity of securities or partnership interests that constitutes all or part of the Pledged Collateral registered in the name of the Administrative Agent.  Notwithstanding the foregoing, each Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Administrative Agent, subject to the terms and conditions of this Agreement.  Each Pledgor hereby authorizes the Administrative Agent to file in all necessary and appropriate jurisdictions (as determined by the Administrative Agent) one or more financing or continuation statements in the name of such Pledgor.  To the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement.  Any property comprising part of the Pledged Collateral required to be delivered to the Administrative Agent pursuant to this Agreement shall be accompanied by proper instruments of assignment duly executed by the Pledgors and by such other instruments or documents as the Administrative Agent may reasonably request.

Section 13.  Securities Act.  In view of the position of any Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar Applicable Law hereafter enacted analogous in purpose or effect (such Act and any such similar Applicable Law as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect.  Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, may, in accordance with Applicable Law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, neither the Administrative Agent nor any of the other Secured Parties shall incur any responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sell.

Section 14.  Security Interest Absolute.  All rights of the Administrative Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the documents, instruments or agreements evidencing any of the Secured Obligations, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

Section 15.  Continuing Security Interest.  This Agreement constitutes an authenticated record shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms.  The Pledgors and the Administrative Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer by the Pledgors or any person designated by it of all or any portion of the Pledged Collateral.

Section 16.  No Waiver.  Neither the failure on the part of the Administrative Agent or any of the other Secured Parties to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Administrative Agent or any of the other Secured Parties and any Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 17.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to a Pledgor at its address set forth below its signature hereto, (b) to the Administrative Agent at its address for notices provided in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Pledgor or the Administrative Agent at the addresses specified; or (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered.

SECTION 18.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 19.  WAIVER OF JURY TRIAL.

(a)                                  EACH PLEDGOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG SUCH PLEDGOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH SECURED PARTY, AND EACH PLEDGOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PLEDGORS, THE ADMINISTRATIVE AGENT, OR ANY OF THE OTHER SECURED PARTIES OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS

(b)                                 EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, THE SECURED PARTIES, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EACH PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)                                  THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE

LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, UNDER THE CREDIT AGREEMENT, OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT, AND THE TERMINATION OF THIS AGREEMENT.

Section 20.                                      Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 21.  Binding Agreement; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Pledgor shall be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Administrative Agent or any of the other Secured Parties as collateral under this Agreement, and any such assignment by a Pledgor shall be null and void absent the prior written consent of the Administrative Agent.

Section 22.  Termination.  Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate.  Upon termination of this Agreement in accordance with its terms the Administrative Agent agrees to take such actions as the Pledgors may reasonably request, and at the sole cost and expense of the Pledgors to evidence the termination of this Agreement.

Section 23.  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 24.  Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 25.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

Section 26.  Definitions.

(a)                                  As used herein, the following terms have the indicated meanings:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Event of Default” has the meaning set forth in Section 6 of this Agreement.

“Issuer” means a Person which issued any Equity Interest that constitutes any part of the Pledged Collateral.

“Organizational Documents” means any declaration of trust, operating agreement, partnership agreement, by-laws, articles or certificate of incorporation, articles of organization, certificate of limited partnership, or other similar agreement or document.

“Pledged Interests” means, with respect to each Pledgor, such Pledgor’s right, title and interest in the Equity Interests of the Issuers as described on Schedule 1 attached hereto, including, without limitation, all economic interests and rights to vote or otherwise control such Issues and all rights as a partner, shareholder, member or trustee thereof, whether now owned or hereafter acquired.

“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Pledged Collateral including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Collateral, or proceeds thereof (including any cash, Equity Interests, or other instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the UCC, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Collateral, or proceeds thereof; and (d) payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral, or proceeds thereof.

“Secured Obligations” means, collectively, (a) with respect to the Borrower, (i) the unpaid principal of and interest on all Loans, all Reimbursement Obligations and all other Letter of Credit Liabilities, (ii) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Administrative Agent or any Lender of any kind, nature or description, under or in respect of the Credit Agreement or any other Loan Document to which the Borrower is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (iii) any and all costs, fees (including attorneys’ fees), and expenses which the Borrower is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise, and (iv) all other Obligations of the Borrower and (b) with respect to any other Pledgor, (i) all indebtedness, liabilities, obligations, covenants and duties of such Pledgor owing to the Administrative Agent or any Lender of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which such Pledgor is a party, whether direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and including all interest (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), (ii) any and all costs, fees (including attorneys’ fees), and expenses which such Pledgor is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise and (iii) all other Obligations of such Pledgor.

(b)                                 Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement.  Terms which are defined in the UCC have the meanings given such terms therein.

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IN WITNESS WHEREOF, each Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

PLEDGORS:

SELECT INCOME REIT
SIR REIT
SIR PROPERTIES TRUST

By:	/s/ John C. Popco
	Name:	John C. Popco
	Title:	Treasurer and Chief Financial Officer

Address for Notices for all Pledgors:

c/o Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-2076
Attention: Chief Financial Officer
Telecopier: (617) 796-8335
Telephone: (617) 796-8303

Agreed to, accepted and acknowledged

as of the date first written above,

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:	/s/ D. Bryan Gregory
	Name:	D. Bryan Gregory
	Its:	Director

ANNEX 1 TO PLEDGE AGREEMENT

FORM OF PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of                       , 20     (this “Supplement”) executed and delivered by                                             , a                            (the “New Pledgor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”).

WHEREAS, pursuant to that certain Credit Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Select Income REIT, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, the Lenders and the Administrative Agent have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, to secure obligations owning by certain parties under the Credit Agreement and the other Loan Documents, the Borrower and the other “Pledgors” thereunder have executed and delivered that certain Pledge Agreement dated as of March 12, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Administrative Agent;

WHEREAS, it is a condition precedent to the continued extension by the Lenders and the Administrative Agent of such financial accommodations that the New Pledgor execute this Supplement to become a party to the Pledge Agreement;

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Pledgor, the New Pledgor hereby agrees as follows:

Section 1.  Accession to Pledge Agreement; Grant of Security Interest.  The New Pledgor agrees that it is a “Pledgor” under the Pledge Agreement and assumes all obligations of a “Pledgor” thereunder, all as if the New Pledgor had been an original signatory to the Pledge Agreement.  Without limiting the generality of the foregoing, the New Pledgor hereby:

(a)                                  pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a security interest in, all of the New Pledgor’s right, title and interest in, to and under the Pledged Collateral, including the Equity Interests described on Exhibit I attached hereto, as security for the Secured Obligations;

(b)                                 makes to the Administrative Agent and the other Secured Parties, solely with respect to it and its Pledged Collateral, as of the date hereof each of the representations and warranties contained in Section 2 of the Pledge Agreement and agrees to be bound by each of the covenants contained in the Pledge Agreement, including without limitation, those contained in Section 3 thereof; and

(c)                                  consents and agrees to each other provision set forth in the Pledge Agreement.

SECTION 2.  GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

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APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge Agreement.

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IN WITNESS WHEREOF, the New Pledgor has caused this Pledge Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW PLEDGOR]

By:
Name:
Title:

Address for Notices:

Attn:
Telephone:
Telecopy:

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:
Name:
Title:

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SCHEDULE 1 TO PLEDGE AGREEMENT

Pledged Equity Interests:

Pledgor	Issuer	Jurisdiction of Formation of Issuer	Class of Equity Interest	Certificate Number (if any)	Percentage of Ownership

Pledgor Information:

Pledgor	Jurisdiction of Formation	Organizational ID No.	Location of Chief Executive Office

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SCHEDULE 2 TO PLEDGE AGREEMENT

Form of Acknowledgement and Consent

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of March 12, 2012 (the “Pledge Agreement”), made by Select Income REIT and the other Pledgors party thereto in favor of Wells Fargo Bank, National Association, as Administrative Agent. Terms not otherwise defined herein have the respective meanings given them in the Pledge Agreement.

The undersigned agrees for the benefit of the Administrative Agent and the other Secured Parties as follows:

(a)                                  The undersigned will be bound by, and comply with, the terms of the Pledge Agreement applicable to the undersigned, including without limitation, Sections 3(e) and 3(f).

(b)                                 The undersigned will notify the Administrative Agent in writing promptly of the occurrence of any of the events described in Section 3(d) of the Pledge Agreement.

[(c)                         The undersigned will not permit any of the Equity Interests issued by it (i) to be dealt in or traded on a securities exchange or in securities markets; or (ii) to provide by its terms that it is a security governed by Article 8 of the UCC.](1)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgement and Consent under seal as of this the date first written above.

[ISSUER]

By:
Name:
Title:

(1)  Include only if the Issuer is a partnership or limited liability company.

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